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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2007

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 7.01  FD Disclosure.

Watkins, MN; Vancouver, BC June 12, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, is pleased to report growth of 60% in Blazeguard shipments into the Commercial Modular Sector for the month of May.  For the month ending May 31, 2007, Barrier shipped a total of 744,352 sq.ft. of Blazeguard products, in comparison to 769,120 total sq. ft. from May 2006.  Of that total, 693,800 sq. ft. was shipped into the commercial modular segment vs. 432,700 sq. ft. last May.  For the month, $466,216 in sales revenue ($236,621 generated from the treatment of commercial modular products and $21,479 was generated from the treatment of Residential Roof Deck materials) was captured.

Year to date sales volumes continue to remain higher despite a continued slow down in housing starts.  Sales of Blazeguard products from July 2006 through May 2007 are 8,113,800 sq. ft. in comparison to 7,047,600 sq. ft. during the same eleven months last year.  This is an increase of 15%.  Sales revenues for those same time periods are $5,666,605 and $5,964,405, respectively.  However, sales revenues have actually increased by 6% after adjusting $626,503 for the decrease in pass through sheathing costs.  Sheathing costs have declined substantially due to the slowing demand.

Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, June 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2007    International Barrier Technologies Inc.

                                             (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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